UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) December 3, 2008

OLD REPUBLIC INTERNATIONAL CORPORATION
-------------------------------------------------------
(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
---------------------------------------------------
(Address of principal executive offices) (Zip Code)

(312) 346-8100
----------------------------------------------------
(Registrant’s telephone number, including area code)

N/A
------------------------------------------------------------
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sale of Equity Securities

On December 3, 2008 Old Republic International Corporation (ORI) sold and issued a total of 5,488,475 authorized but previously unissued shares of  ORI’s Common Stock to the trustees of the Old Republic International Employees Savings and Stock Ownership Plan (ESSOP). This issuance represented approximately 2.38% of the outstanding shares of ORI prior to the issuance. The total consideration paid to ORI by the ESSOP was approximately $50 million. No registration statement has been filed for these shares of Common Stock as such shares are exempt from registration under section 4(2) of the Securities Act of 1933, as amended. These shares were directly purchased from ORI by the ESSOP and as a result, they are exempt from registration as no public offering of shares was made by ORI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: December 8, 2008	By: /s/ Spencer LeRoy III
Spencer LeRoy III
Senior Vice President, Secretary and General Counsel